Consent of Independent Registered Public Accounting Firm

1347 Property Insurance Holdings, Inc.

Baton Rouge, Louisiana

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 25, 2014, except for Note 16, which is as of March 19, 2014, relating to the consolidated financial statements of 1347 Property Insurance Holdings, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Grand Rapids, Michigan

March 31, 2014